REGISTRATION RIGHTS AGREEMENT

          REGISTRATION RIGHTS AGREEMENT, dated as of February 18, 2003 (the "Agreement"), between Ingersoll-Rand Company, a New Jersey corporation (together with its successors and assigns, "IR") and The Timken Company, an Ohio corporation (the "Company").

          WHEREAS, pursuant to that certain Stock and Asset Purchase Agreement, dated as of October 16, 2002 (the "Purchase Agreement"), between the Company and Ingersoll-Rand Company Limited, on behalf of itself and the other Sellers party thereto, IR is acquiring shares of Company Common Stock (as defined below).

          WHEREAS, the Company has agreed to provide certain registration rights to IR with respect to the Registrable Securities (as defined below) upon the terms and subject to the conditions set forth herein.

          NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

     1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings (terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement):

          "Affiliate" shall mean, as to any Person, any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person.

          "Business Day" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

          "Closing" shall have the meaning set forth in the Purchase
Agreement.

          "Closing Date" shall have the meaning set forth in the Purchase Agreement.

          "Company Common Stock" shall mean the common stock, without par value, of the Company.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

          "Governmental Entity" shall mean any court, department, body, board, bureau, administrative agency or commission or other governmental authority or instrumentality.

          "Holder" shall mean IR and any Permitted Transferee of Registrable Securities.


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          "Permitted Transferee" shall mean any holder of Registrable
Securities, other than any such holder that receives such Registrable Securities in violation of the transfer restrictions set forth in Section 3.3 of the Standstill and Voting Agreement.

          "Person" shall mean an individual, corporation, limited liability company, association, partnership, group (as defined in Section 13(d)(3) of the Exchange Act), trust, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof or any other entity of any nature whatsoever.

          "Registrable Securities" shall mean (i) the shares of Company Common Stock issued pursuant to Section 2.3 of the Purchase Agreement, (ii) any securities issued upon the transfer of or in substitution for any such shares of Company Common Stock and (iii) any securities issued or issuable with respect to any such shares of Company Common Stock by way of a stock dividend or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued, such Registrable Securities shall cease to be Registrable Securities when (w) a registration statement with respect to the sale by the Holders of such securities has become effective under the Securities Act and such securities have been disposed of in accordance with such registration statement, (x) such securities have been sold under circumstances in which all of the applicable conditions to Rule 144 (or any successor provision) under the Securities Act are met, or (y) such securities have ceased to be outstanding.

          "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with its obligations under this Agreement, including, without limitation, all SEC and National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees and expenses; fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of the Registrable Securities); printing expenses; messenger, telephone and delivery expenses of the Company; the fees and expenses incurred in connection with the listing of the securities to be registered on any national securities exchange or automated quotation system; fees and disbursements of counsel for the Company and of all independent certified public accountants (including the expenses of any annual audit, special audit and "cold comfort" letters required by or incident to such performance and compliance); reasonable fees and disbursements of underwriters (including, without limitation, all reasonable fees and expenses of any "qualified independent underwriter" required by the rules of the NASD) customarily paid by issuers of securities; the expenses customarily borne by the issuers of securities in a "road show" presentation to potential investors; the reasonable fees and expenses of any special experts retained by the Company in connection with such registration; and the fees and expenses of any other persons retained by the Company; provided, that Registration Expenses shall not include any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities, each of which shall be paid or borne by the selling Holders.

          "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.


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          "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

     2.   Shelf Registration.

          (a) (i) The Company shall prepare and file or cause to be prepared and filed with the SEC as soon as practicable after the Closing Date a registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Holders of all of the Registrable Securities (the "Shelf Registration Statement"). The Shelf Registration Statement shall permit resales of Registrable Securities by the Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings, subject to Section 2(c) hereof, and including any offering or distribution of Registrable Securities pursuant to the terms of any convertible or other security of any Holder or IR, including, without limitation, any DECs or other similar securities (the "Related Securities")). The Company shall not permit any securities other than Registrable Securities or Company Common Stock to be sold for its own account to be included in the Shelf Registration Statement. The Company shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable after the Closing Date. The Company shall use its reasonable best efforts to cause the Shelf Registration Statement to remain continuously effective under the Securities Act for a period ending on the earliest of (i) the date on which all Registrable Securities which have not theretofore been sold to the public pursuant to the Shelf Registration Statement could be sold to the public pursuant to paragraph
(k) of Rule 144 under the Securities Act, (ii) the date on which there cease to be any Registrable Securities outstanding and (iii) the date when all the Registrable Securities have been sold to the public pursuant to such registration statement in accordance with the intended method of distribution thereof. Subject to Section 2(c), if one or more Holders proposes to sell Registrable Securities in an underwritten offering pursuant to the Shelf Registration Statement, such Holder or Holders may request the Company in writing to effect such underwritten offering by supplement or amendment to the Shelf Registration Statement, stating the number of Registrable Securities proposed to be sold, and the Company shall effect such underwritten offering subject to the terms of this Agreement. The Company will pay all Registration Expenses in connection with any registration pursuant to this Section 2.

               (ii) Notwithstanding anything in this Section 2(a) to the contrary, the Company may take action that would result in any Holder of Registrable Securities being unable to offer and sell Registrable Securities under a Shelf Registration Statement that has been filed pursuant to this
Section 2(a) if (x) the board of directors of the Company determines in good faith after consultation with counsel that such action is required by applicable law, (y) the filing or use of the Shelf Registration Statement may require the Company to disclose material information, and the board of directors of the Company has determined, in the good faith exercise of its reasonable business judgment, that such disclosure is not in the best interests of the Company, or (z) the Company is contemplating or engaged in an underwritten public offering of Company Common Stock for its own account (other than an offering pursuant to Form S-8, S-4 or any successor or similar form) and the managing underwriter has advised the Company that such offers and sales by the Holders will adversely affect such public offering; provided that in no event may the Company exercise the right to prevent a Holder from offering


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


or selling Registrable Securities by use of the Shelf Registration Statement (including pursuant to an underwritten offering thereunder) pursuant to this clause (z) within 365 days after the expiration of the restricted periods set forth in Section 4 hereof applicable to the Company and the Holders following the closing of any registered public offering by the Company of Company Common Stock (or securities convertible into or exercisable for Company Common Stock) after the Closing Date, other than a registration on Form S-8, S-4 or any successor or similar forms. Each period referred to above during which the use of the Shelf Registration Statement is suspended in accordance with this clause (ii) shall be referred to herein as a "Deferral Period". Notwithstanding the foregoing, in no event will a Deferral Period exceed 45 days. In no event shall the Company be entitled to declare more than two Deferral Periods in any 365-day period. The Company shall promptly give the Holders written notice of a determination to commence a Deferral Period, which notice shall contain a general statement of the reasons for, and the anticipated length of, such Deferral Period, and shall notify the Holders upon the termination of each Deferral Period.

          (b) Demand Registration. If the book-runner(s) for any underwritten offering of Related Securities pursuant to this Section 2 advises the Company that it is of material importance to the success of the proposed offering that either (i) the offering be effected pursuant to a registration statement other than a Shelf Registration Statement or (ii) information be included in the Shelf Registration Statement that is not required by Form S-3, then the Company shall file a registration statement on such other form, or shall include such other information in the Shelf Registration Statement, as the case may be, as the book-runner(s) for such underwritten offering shall so request. All references in this Agreement to a "Shelf Registration Statement" shall also be deemed to refer to any other registration statement filed in accordance with this Section 2(b).

          (c) Limitations and other Provisions Concerning Underwritten Offerings. (i) Notwithstanding anything in this Section 2 to the contrary:

               (A) in no event will the Holders be entitled to request the Company to effect an underwritten offering of Registrable Securities pursuant to the Shelf Registration Statement unless no less than 25% of the aggregate number of Registrable Securities originally held by IR (or, if less than such number of Registrable Securities are then Registrable Securities, all of the remaining Registrable Securities) are proposed to be sold pursuant to such underwritten offering, and

               (B) in no event will the Holders be entitled to request the Company to effect more than an aggregate of two underwritten offerings pursuant to the Shelf Registration Statement, and

               (ii) an underwritten offering pursuant to this Section 2 shall not be deemed to have been effected unless the Shelf Registration Statement has become effective and remained effective in compliance with the provisions of the Securities Act (subject to the restrictions referred to in Section 2(a)(ii) hereof) until such time as all of the Registrable Securities offered in such underwritten offering have been disposed of in accordance with the intended methods of disposition thereof set forth in such Shelf Registration Statement.


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          (d) Selection of Book-Runners; Underwriting Arrangements. In any
underwritten offering pursuant to this Section 2, the participating Holders (or if IR is participating, IR) and the Company shall each have the right to select one book-runner and such co-book runners shall be the sole book-runners for any such offering. The Company (together with the Holders) shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting, as well as all other documents customary in similar offerings, including, without limitation, custody agreements, powers of attorney and indemnification agreements, as applicable. In any underwritten offering pursuant to this Section 2, the co-book-runners shall share equally in the management fee relating to such underwritten offering and the book-runner selected by the Company shall have the lead position on the cover page of any prospectus used in connection with such underwritten offering.

          (e) Priority in Registrations. If the book-runner(s) for an underwritten offering pursuant to this Section 2 advises the Company and the applicable Holders in writing that, in its opinion, the number of securities requested to be included in such offering by the Company, if any, and the Holders exceeds the largest number or amount of securities which can be sold without reasonably expecting to have an adverse effect on such offering, including the price at which such securities can be sold, the number of such securities to be included in such registration shall be reduced to such extent, and the Company shall include in such registration the number of securities as follows: (i) first, all the Registrable Securities requested to be included in such registration by the Holders which in the opinion of such book-runner(s) can be sold without adverse effect on the offering, allocated, if the amount is less than all the Registrable Securities to be sold, pro rata among the Holders of such Registrable Securities on the basis of the number of Registrable Securities proposed to be sold by such Holders, and (ii) second, to the extent that the number of Registrable Securities which the Holders have requested to be included in such registration is less than the number or amount of securities which the Company has been advised by its book-runner can be sold in such offering without having the adverse effect referred to above, as many of the securities which the Company proposes to sell for its own account, if any, as can be sold in such offering without having such adverse effect referred to above. If any Holder advises the book-runner(s) of any underwritten offering that the Registrable Securities covered by the registration statement cannot be sold in such offering within a price range acceptable to such Holder, then such Holder shall have the right to exclude its Registrable Securities from registration.

     3.   Incidental Registration.

          (a) Rights to Include Registrable Securities. At any time after the Closing Date and notwithstanding anything to the contrary contained in Section
3.3 of the Standstill and Voting Agreement, if the Company proposes to register (other than pursuant to Section 2 hereof) any of its securities under the Securities Act (other than a registration on Form S-8, S-4 or any successor or similar forms), whether or not for sale for its own account (and including any registration pursuant to a request or demand registration right of any other person), then the Company will, each such time (until such time as there cease to be any Registrable Securities), subject to the provisions of
Section 3(c) hereof, give prompt written notice to the Holders of its intention to do so and of the Holders' rights under this Section 3, at least 20 business days prior to the anticipated filing date of the registration statement relating to such registration. Such notice shall offer the Holders the opportunity to include in such registration statement, subject to


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

Section 3(c) hereof, such number of Registrable Securities as each Holder may request: provided that if the Company's notice pursuant to this Section 3(a) shall have been given prior to the expiration of the lock-up period in Section 3.3(a) of the Standstill and Voting Agreement then the Holders shall only have the right to include Registrable Securities in such registration statement if the aggregate number of Registrable Securities requested to be included by all requesting Holders exceeds 4,000,000 shares or if less than such number of Registrable Securities are then Registrable Securities, all of the remaining Registrable Securities. Upon the written request of any Holder made within 15 business days after the receipt of the Company's notice (which request shall specify the information required by the penultimate paragraph of Section 5 hereof, it being understood, however, that the failure to include any such information in such request shall not result in a forfeiture of such Holder's right to include its Registrable Securities but that the Company shall not be required to include such Registrable Securities unless and until such Holder complies with such penultimate paragraph), the Company shall use its reasonable best efforts to effect the proposed registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by such Holder; provided that (i) if such registration involves an underwritten offering, any such Holder must sell its Registrable Securities to the underwriters selected by the Company on the same terms and conditions as those that apply to similar securities of the Company to be registered thereunder (subject to differences customary in combined primary and secondary offerings and except that the indemnification obligations of any such Holder, as between such Holder and the Company, shall be limited to those obligations set forth in Section 6 hereof) and (ii) if, at any time after giving written notice of its intention to register any securities pursuant to this Section 3(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give written notice to each such Holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. Any such Holder may elect, in writing no less than five business days prior to the anticipated effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration. Upon any such election, the Company shall be deemed to have satisfied its obligations to such Holder pursuant to this
Section 3 with respect to such registration statement. No registration effected under this Section 3 shall relieve the Company of its obligations under Section 2 hereof with respect to Registrable Securities not registered and sold pursuant to this Section 3. If upon such election, the number of Registrable Securities to be included in such registration statement by the Holders does not exceed 4,000,000 shares (or if less than such number of Registrable Securities are then Registrable Securities, all of the remaining Registrable Securities), then no Registrable Securities shall be included in such registration statement and the Company shall nevertheless be deemed to have satisfied its obligations under this Section 3 with respect to such offering (but shall be obligated to comply with all provisions of this Section 3 with respect to any subsequent offering). The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3.

          (b) Selection of Book-Runners; Underwriting Arrangements. In any underwritten offering pursuant to this Section 3 occurring after the six month anniversary of the Closing Date in which the participating Holders and IR propose to include shares of Company Common Stock, each of IR and the Company shall have the right to select one book-runner and such co-book-runners shall be the sole book-runners for any such offering. In any underwritten offering


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


pursuant to this Section 3, the co-book-runners shall share equally in the management fee relating to such underwritten offering and the book-runner selected by the Company shall have the lead position on the cover page of any prospectus used in connection with such underwritten offering.

          (c) Priority in Incidental Registrations. If the book-runner selected by the Company for an underwritten offering pursuant to this Section 3 advises the Company in writing that, in its opinion, the number or amount of securities (including all Registrable Securities) which the Company, the Holders and any other persons intend to include in such registration exceeds the largest number or amount of securities which can be sold without having an adverse effect on such offering, including the price at which such securities can be sold, the number or amount of such securities to be included in such registration shall be reduced to such extent, and the Company will include in such registration such maximum number or amount of securities as follows:

               (i) During the six-month period following the Closing Date, (A) first, there shall be included the securities initially proposed by the Company to be included in such registration for its own account, (B) second, to the extent that the number or amount of securities which the Company proposes to sell for its own account is less than the number or amount of securities that the Company has been advised by the book-runner selected by the Company can be sold in such offering without adverse effect on the offering, there shall be included in such registration all Registrable Securities requested to be included in such registration by the Holders, but only to the extent such adverse effect shall be avoided, and such securities of such Holders shall be allocated pro rata among such Holders on the basis of the relative number of Registrable Securities requested to be included in such registration statement, and (C) third, to the extent that the number of securities which the Company proposes to include for its own account and the Holders propose to include in such registration is less, in the aggregate, than the number of securities which the Company has been advised by its book-runner can be sold in such offering without having the adverse effect referred to above, there shall be included all other securities (other than Registrable Securities) requested to be included in such registration by holders other than the Holders, but only to the extent such adverse effect shall be avoided, and such securities of such holders shall be allocated pro rata among such holders on the basis of the relative number or amount of such securities then held by each such holder; provided that any such number or amount thereby allocated to each such Holder or holder that exceeds such Holder's or holder's request shall be reallocated among the remaining requesting Holders or holders, as the case may be, in like manner or amount of such securities then held by each such Holder or holder; and

               (ii) During the period following the date that is six-months after the Closing Date, (A) first, the securities to be included in such registration shall be allocated pro rata among the securities initially proposed by the Company to be included in such registration for its own account and the number of Registrable Securities initially requested to be included in such registration by the Holders, on the basis of the relative number or amount of the securities to be included in such registration by the Company, on the one hand, and by each such Holder (such Registrable Securities to be so included shall be allocated pro rata among the Holders on the basis of the relative number of such Registrable Securities then held by each such Holder), on the other hand, and (B) second, to the extent that the number or amount of securities which the


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Company, for its own account, and the Holders propose to sell pursuant to
Section 3(a) hereof is less than the number or amount of securities which the Company has been advised by its book-runner can be sold in such offering without having the adverse effect referred to above, then there shall be included in such registration statement all other securities (other than Registrable Securities) requested to be included in such registration by holders other than the Holders, but only to the extent such adverse effect shall be avoided, and such securities of such holders shall be allocated pro rata among such holders on the basis of the relative number or amount of such securities then held by each such holder.

     4.   Holdback Agreements.

          (a) Restrictions on Public Sale by the Holders. In connection with any underwritten public offering pursuant to Section 2 or 3 hereof, each Holder including Registrable Securities in such offering agrees that, upon request of the book-runner(s) for such offering, it shall not effect any sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities during the 15 days prior to, and during such period as the book-runner(s) may request (not to exceed 90 days) beginning on, the offering date of Company Common Stock pursuant to an effective registration statement, except as part of such registration.

          (b) Restrictions on the Public Sale by the Company. In connection with any underwritten public offering pursuant to Section 2 or 3 hereof, the Company agrees (i) not to effect any public sale or distribution of any securities substantially similar to the Registrable Securities (other than in connection with an employee stock option or other benefit plan) during the 15 days prior to, and during such period as the book-runner(s) may request (not to exceed 90 days) beginning on, the offering date of the Registrable Securities pursuant to an effective registration statement (except as part of such registration), (ii) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed Company Common Stock or other securities substantially similar to the Registrable Securities shall contain a provision under which holders of such securities agree not to effect any sale or distribution of any such securities during the period referred to in the foregoing clause (i), including any sale pursuant to Rule 144 under the Securities Act (except as part of such registration, if permitted) and (iii) to use its reasonable best efforts to cause any other Person that executes and delivers a "lock-up" agreement in connection with a Qualifying Public Offering to enter into an agreement on substantially the same terms as those set forth in the foregoing clauses (i) and (ii) with the underwriters of an underwritten public offering pursuant to Section 2 or 3 hereof.

     5. Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will, as expeditiously as possible:

          (a) prepare and file with the SEC a registration statement on the form required by this Agreement or (if no particular form is specified pursuant hereto) on any other form for which the Company then qualifies or which counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its reasonable best efforts to cause such


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


registration statement to become and remain effective as promptly as practicable (except as otherwise specified in Section 2(a) in the case of the Shelf Registration Statement); provided, that a reasonable time before filing with the SEC a registration statement or prospectus or any amendments or supplements thereto (other than deemed post-effective amendments due to the filing by the Company of periodic reports under the Exchange Act), the Company will furnish to each Holder copies of the form of registration statement or preliminary prospectus or amendment or supplement thereto proposed to be filed and furnish to counsel to the Holders copies of all such documents proposed to be filed, which documents will be subject to the review of the Holders and such counsel and shall not be filed without the approval of the Holders, which approval shall not be unreasonably withheld or delayed;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to (A) effect dispositions of Registrable Securities thereunder in accordance with the intended method of distribution by the Holders and (B) keep such registration statement effective (i) with respect to the Shelf Registration Statement, for the period specified in Section 2(a), and (ii) with respect to all other registration statements, for a period of not less than 120 days or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

          (c) promptly furnish to each Holder and each underwriter, if any, of Registrable Securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all financial statements, schedules and exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, copies of any correspondence with the SEC or its staff relating to the registration statement and such other documents as the Holders or underwriters may reasonably request in order to facilitate the disposition of the Registrable Securities;

          (d) use its reasonable best efforts to register or qualify such Registrable Securities under the securities or blue sky laws of such jurisdictions as each Holder or each underwriter, if any, reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable each Holder and each underwriter, if any, to consummate the disposition of the Registrable Securities in such jurisdictions; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

          (e) use its reasonable best efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other Governmental Entity as may be necessary by virtue of the business and operations of the Company to enable the Holders to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of the selling Holder's business, in which case the


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Company will cooperate in all reasonable respects with the filing of such registration statement and the granting of such approvals;

          (f) promptly notify the Holders at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event which comes to the Company's attention if as a result of such event the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will promptly prepare and furnish to each Holder a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (g) use its reasonable best efforts to prevent the issuance of and obtain the withdrawal of any stop order suspending the effectiveness of a registration statement relating to the Registrable Securities or of any order preventing or suspending the use of any preliminary or final prospectus at the earliest practicable moment;

          (h) if requested in writing by the managing underwriter or underwriters or any Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and any such Holder reasonably agree should be included therein, including, without limitation, information relating to the plan of distribution with respect to such Registrable Securities or information with respect to the number or amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities; and make all required filings of each such prospectus supplement or post-effective amendment as soon as practicable after notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

          (i) cooperate with the Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request prior to any sale of the Registrable Securities to the underwriters;

          (j) use its reasonable best efforts to cause all such Registrable Securities to be listed on a national securities exchange or automated quotation system and on each securities exchange or quotation system on which similar securities issued by the Company are then listed, and enter into such customary agreements including a listing application and listing agreement in customary form, provided that the applicable listing requirements are satisfied, and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement and to maintain such listing for the period of effectiveness of such registration statement;

          (k) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the Holders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including providing customary indemnification, supporting each such Holder's efforts to execute block trades with institutional buyers and, with respect to an underwritten offering pursuant to this Agreement, making appropriate members of senior management of the Company available (subject to consulting with them in advance as to schedule) for customary participation in telephonic, in-person conferences or "road show" presentations to potential investors;

          (l) make available for inspection by the Holders, any underwriter participating in any disposition pursuant to such registration statement, one counsel for all such Holders and one counsel for all such underwriters, and any accountant or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers, directors and employees to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such registration statement (collectively, the "Records"); provided, that the Company may require, as a condition to the provision to any Inspector of any Records, that such Inspector execute and deliver to the Company a written agreement, in form and substance reasonably satisfactory to the Company, pursuant to which such Inspector agrees to the confidential treatment of such Records;

          (m) in connection with any underwritten offering pursuant to such registration statement, use its reasonable best efforts to obtain (i) an opinion or opinions of counsel to the Company and (ii) a "cold comfort" letter or letters from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by opinions and "cold comfort" letters as the Holders or the underwriter requests;

          (n) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, within the required time periods, an earnings statement covering a period of at least twelve months, beginning with the first fiscal quarter of the Company after the effective date of the registration statement (as the term "effective date" is defined in Rule 158(c) under the Securities
Act), which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder or any successor provisions thereto;

          (o) promptly notify the Holders, counsel to the Holders and the managing underwriter or agent, (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment to the prospectus shall have been filed, (ii) of the receipt of any comments from the SEC, (iii) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information, and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes; and

          (p) cooperate with each selling Holder and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the New York Stock Exchange or any other applicable securities exchange and/or the NASD.

          It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the Registrable Securities which are to be registered at the request of any Holder that any such Holder shall furnish to the Company such information regarding the Registrable Securities held by any such Holder and the intended method of disposition thereof as the Company shall reasonably request in order to comply with the applicable rules of the SEC or any other Governmental Entity in connection with such registration. Such information shall include, without limitation, (i) the full name and address of the registered and beneficial owner of the Registrable Securities to be registered, (ii) the number of Registrable Securities to be registered, (iii) the number and type of other securities of the Company (including other Registrable Securities) held by the Holder, and (iv) the method or methods of disposition of Registrable Securities to be registered.

          Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(f) hereof or condition described in Section 2(a)(ii) hereof, each such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder receives the copies of the prospectus supplement or amendment contemplated by
Section 5(f) hereof or notice from the Company of the termination of the Deferral Period, and, if so directed by the Company, each such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession, of the prospectus covering such Registrable Securities that was current at the time of receipt of such notice.

     6.   Indemnification.

          (a) Indemnification by the Company. In the event of any registration of any Registrable Securities under the Securities Act pursuant to Section 2 or 3 hereof, the Company will, and it hereby does, indemnify and hold harmless, to the full extent permitted by law, each Holder, its directors and officers, employees, stockholders, general partners, limited partners, members, advisory directors, managing directors (and directors, officers, stockholders, general partners, limited partners, members, advisory directors, managing directors and controlling persons thereof), each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls, is controlled by or is under common control with each such Holder or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation, litigation or other action commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) ("Losses") to which any such Holder, any such director, or officer, employee, stockholder, general or limited partner, member, or advisory or managing director or any such underwriter or controlling person may become subject under the Securities Act, state securities or blue sky laws, common law or otherwise insofar as such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a prospectus, in light of the circumstances under which they were made), and the Company will reimburse each such Holder and each such director, officer, employee, general partner, limited partner, advisory director, managing director or underwriter and controlling person for any legal or any other expenses incurred by them as such expenses are incurred in connection with investigating or defending against such Loss or any action or proceeding in respect thereof; provided that the Company shall not be liable in any such case to the extent that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company through any such Holder or any such director, officer, employee, general or limited partner, managing director or underwriter specifically stating that it is for use in the preparation thereof; and provided, further, that with respect to any untrue statement or omission of material fact made in any prospectus, the indemnity agreement in this Section 6(a) shall not inure to the benefit of any Holder or underwriter from whom the person asserting any such Loss purchased the Registrable Securities concerned, to the extent that any such Loss of such person occurs under circumstances where it shall have been determined that (w) the Company had previously furnished copies of a supplemented prospectus to such Holder or underwriter, (x) delivery of a prospectus was required by the Securities Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the preliminary, final or summary prospectus was corrected in such supplement thereto and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such Registrable Securities to such person, a copy of the prospectus as so supplemented.

          (b) Indemnification by Holders and Underwriters. Any Holder and any underwriter will, and they hereby do, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6(a) hereof) the Company and its directors, officers, employees, controlling persons and all other prospective sellers and their respective directors, officers, general and limited partners, managing directors, and their respective controlling persons, against any and all Losses to which the Company and its directors, officers, employees, controlling persons or any other prospective sellers and their respective directors, officers, general and limited partners, managing directors, and their respective controlling persons may become subject under the Securities Act, state securities or blue sky laws, common law or otherwise insofar as such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a prospectus, in light of the circumstances under which they were made), and any such Holder and any underwriter will reimburse the Company and its directors, officers, employees, controlling persons and all other prospective sellers and their respective directors, officers, general and limited partners, managing directors, and their respective controlling persons for any legal or any other expenses reasonably incurred by them as such expenses are incurred in connection with investigating or defending against such Loss or any action or proceeding in respect thereof; provided that any such Holder and any underwriter shall only be liable in any such case if any such Loss (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final summary prospectus in reliance upon and in conformity with written information furnished to the Company by any such Holder or any such underwriter specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, employee or controlling person. No Holder shall be liable under this Section 6 for any amounts exceeding the product of the purchase price per Registrable Security and the number of Registrable Securities being sold pursuant to such registration statement by any such Holder.

          (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 6, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, promptly give written notice to the latter of the commencement of such action or proceeding; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 6, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action or proceeding is brought against an indemnified party, the indemnifying party will be entitled to participate in and, jointly with any other indemnifying party similarly notified, to assume the defense thereof, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party will have the right to employ its own counsel in any such case, but the fees and expenses of such counsel will be borne by the indemnified party unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to employ counsel to take charge of the defense within a reasonable time after commencement of the action or proceeding, or (iii) the indemnified party shall have concluded that there may be defenses available to it which are different from or in addition to the defenses available to one or more indemnifying party. An indemnifying party will not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). No indemnifying party will consent to the entry of any judgment or enter into any settlement of any pending or threatened proceeding which (x) does not include as an unconditional term thereof the giving by the claimant or plaintiff to all indemnified parties of a release from all liability in respect to such claim or litigation or (y) involves the imposition of equitable remedies or the imposition of any other obligations on such indemnified party other than financial obligations fully indemnified by the indemnifying party hereunder. Notwithstanding anything to the contrary contained herein, an indemnifying party will not be obligated to pay the fees and expenses of more than one counsel (together with appropriate local counsel) for all parties indemnified by such indemnifying party with respect to such claim.

          (d) Contribution. If the indemnification provided for in this
Section 6 is unavailable to an indemnified party under Section 6(a) or Section 6(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any Losses, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect (i) the relative benefits received by the Company from the issuance of the Registrable Securities sold by the applicable Holder, on the one hand, and by such Holder from the sale of its Registrable Securities, on the other, or, (ii) solely if the allocation provided for in clause (i) is not permitted by applicable law, to reflect not only the relative benefits but also the relative fault of the Company, on the one hand, and the applicable Holders, on the other, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the applicable Holders, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such applicable Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(a) and 6(b), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action, proceeding or claim.

     The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(d), no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by any such Holder and distributed to the public were offered to the public exceeds the amount of any damages which any such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) Non-Exclusivity. The obligations of the parties under this
Section 6 shall be in addition to any liability which any party may otherwise have to any other party.

          (f) Indemnification Payments. The indemnification and contribution required by Sections 6(a), 6(b) and 6(d) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

     7.   Miscellaneous.

          (a) Remedies. The Company and the Holders acknowledge and agree that in the event of any breach of this Agreement by any of them, the Holders and the Company would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees (i) to waive the defense in any action for specific performance that a remedy at law would be adequate and
(ii) that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

          (b) Entire Agreement. This Agreement, the Purchase Agreement and the Transaction Agreements constitute the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein, in the Purchase Agreement or in the Transaction Agreements. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof (other than the Purchase Agreement and the Transaction Agreements).

          (c) Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing, shall be delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, or by Federal Express or other delivery service, to the address of the party set forth below or to such other address as the party to whom notice is to be given may provide in a written notice to the Company, a copy of which written notice shall be maintained on file with the Secretary of the Company.

               (i)    If to the Company, to:

                      The Timken Company
                      1835 Dueber Avenue, S.W.
                      Canton, Ohio  44706
                      Attn:  Senior Vice President and General Counsel
                      (330) 471-4041 (telecopier)
                      (330) 471-3002 (telephone)

               (ii)   With a copy to:

                      Jones Day
                      North Point
                      901 Lakeside Avenue
                      Cleveland, Ohio  44114
                      Attn:  Lyle G. Ganske, Esq.
                      (216) 579-0212 (telecopier)
                      (216) 586-3939 (telephone)

               (iii)  If to IR, to:

                      c/o Ingersoll Rand Company
                      200 Chestnut Ridge Road
                      Woodcliff Lake, New Jersey 07677
                      (201) 573-3400 (telecopier)
                      (201) 573-3473 (telephone)
                      Attention: Senior Vice President and General Counsel

                      With a copy to:

                      Simpson Thacher & Bartlett
                      425 Lexington Avenue
                      New York, New York  10017
                      (212) 455-2502  (telecopier)
                      (212) 455-3971  (telephone)
                      Attention:  Maripat Alpuche, Esq.

or to such other address as any party hereto may, from time to time, designate in a written notice given in like manner.

     Except as otherwise provided herein, any notice under this Agreement will be deemed to have been given (x) on the date such notice is personally delivered or delivered by facsimile, (y) the next succeeding Business Day after the date such notice is delivered to the overnight courier service if sent by overnight courier, or (z) five Business Days after the date such notice is sent by registered or certified mail; provided that in each case notices received after 4:00 p.m. (local time of the recipient) shall be deemed to have been duly given on the next Business Day.

          (d) Governing Law. This Agreement shall be governed by the laws of the State of New York.

          (e) Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, for the purposes of any Proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such Proceeding. Each of the parties further agrees that service of any process, summons, notice or document to such party's respective address listed above in one of the manners set forth in Section 8(c) shall be deemed in every respect effective service of process in any such Proceeding. Nothing herein shall affect the right of any Person to serve process in any other manner permitted by Law. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the United States District Court for the Southern District of New York or (ii) the Supreme Court of the State of New York, New York County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding brought in any such court has been brought in an inconvenient forum. The parties hereto hereby irrevocably and unconditionally waive trial by jury in any Proceeding relating to this Agreement or any other agreement entered into in connection therewith and for any counterclaim with respect thereto.

          (f) MUTUAL WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT.

          (g) Severability. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

          (h) No Inconsistent Agreements. Until the date that is the one-year anniversary of the Closing Date, the Company represents and agrees that the rights granted to the Holders hereunder do not and shall not in the future conflict in any way with rights granted to other holders of the Company's securities.

          (i) Successors; Assigns. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

          (j) Amendments, Waivers. This Agreement may not be amended, modified or supplemented and no waivers of or consents to departures from the provisions hereof may be given unless consented to in writing by the Company and each Holder.

          (k) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

          (l) Rule 144. Following the Closing, the Company shall timely file with the SEC all reports and other filings required under the Exchange Act for IR or its Affiliates to sell shares of Company Common Stock pursuant to Rule 144 or any similar rule of regulation hereafter adopted by the SEC. Further, the Company shall take such further action and shall offer all reasonable and necessary assistance including, without limitation, the delivery of a legal opinion letter and instructions to the Company's stock transfer agent to enable the sale by any Holder of Registrable Securities pursuant to said Rule 144 or any similar rule or regulation.

          (m) Other Registration Rights. The Company represents that there is not outstanding any right of registration under the Securities Act relating to any shares of Company Common Stock, other equity securities or any securities convertible into, exchangeable for or evidencing the right to purchase any shares of Company Common Stock. Until the date that is the one-year anniversary of the Closing Date, the Company covenants that it will not grant any right of registration under the Securities Act relating to any of its shares of Company Common Stock, other equity securities or other securities similar to the Registrable Securities to any person unless each Holder shall be entitled to have included in any registration effected (A) pursuant to
Section 2 hereof, all Registrable Securities requested by it to be so included prior to the inclusion of any securities requested to be registered by the persons entitled to any such other registration rights pursuant to any provision providing registration rights comparable to those contained in
Section 3 hereof and (B) pursuant to Section 3 hereof, all Registrable Securities requested by each such Holder to be so included prior to the inclusion of any securities requested to be registered by the persons entitled to any such other registration rights pursuant to any provision providing incidental registration rights comparable to those contained in Section 3 hereof.

          (n) Headings. The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof.

          IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.


                                        THE TIMKEN COMPANY



                                        By: /s/ William R. Burkhart
                                           _________________________________
                                           Name:  William R. Burkhart
                                           Title: Senior Vice President and
                                                  General Counsel


                                        INGERSOLL-RAND COMPANY



                                        By: /s/ Ronald G. Heller
                                           _________________________________
                                           Name:  Ronald G. Heller
                                           Title: Vice President